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EXHIBIT 99.1

        March 9, 2005

Adelphia Communications Corporation
Senior Secured Credit Facilities
Senior Unsecured Bridge Facility
Amendment No. 3 of Amended and Restated Commitment Letter

Adelphia Communications Corporation
5619 DTC Parkway
Greenwood Village, CO 80111

Attention:	William T. Schleyer, Chairman & Chief Executive Officer Vanessa A. Wittman, Executive Vice President & Chief Financial Officer

Ladies and Gentlemen:

        Reference is made to that certain amended and restated commitment letter executed on March 24, 2004 and effective as of February 24, 2004 (as amended on June 1, 2004 and as further amended on June 28, 2004, the "Commitment Letter") among Adelphia Communications Corporation ("Adelphia"), JPMorgan Chase Bank, N.A. ("JPMCB"), Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB"), Citicorp North America, Inc. ("Citigroup"), Deutsche Bank AG Cayman Islands Branch ("DB Cayman" and, together with JPMCB, CSFB and Citigroup, the "Initial Lenders"), J.P. Morgan Securities Inc. ("JPMSI"), Citigroup Global Markets Inc. ("CGMI") and Deutsche Bank Securities Inc. ("DBSI" and, together with JPMSI, CSFB and CGMI, the "Arranger Group"). Capitalized terms used but not defined in this Amendment No. 3 of Amended and Restated Commitment Letter (this "Amendment Letter") have the meanings assigned thereto in the Commitment Letter.

        1.     The parties hereto hereby acknowledge and agree that from and after the effective date of this Amendment Letter, and notwithstanding anything in the Commitment Letter or the other Commitment Documents to the contrary, any and all references in the Commitment Letter and the other Commitment Documents to the term "Draft Plan of Reorganization" shall mean the First Amended Joint Plan of Reorganization of the Debtor Entities, a copy of which was filed with the Bankruptcy Court on February 4, 2005.

        2.     The parties hereto hereby acknowledge and agree that upon the effectiveness of this Amendment Letter, the 20th paragraph of the Commitment Letter will be deemed to be amended as follows:

          (a)   by replacing the date "June 30, 2005" contained in clause (v) of the fourth sentence thereof with the date "December 31, 2005"; and

          (b)   by replacing the words "ninety (90) calendar days" contained in clause (v) of the fourth sentence thereof with the words "180 calendar days".

        Without limiting the foregoing, the parties hereto hereby acknowledge and agree that from and after the effective date of this Amendment Letter, any and all references in the Commitment Letter and the other Commitment Documents to the term "Initial Date" shall mean December 31, 2005.

        3.     The parties hereto hereby acknowledge and agree that upon the effectiveness of this Amendment Letter, the final proviso contained in the Sections entitled "Effectiveness of Reorganization Plan" in Schedule III to Exhibit A to the Commitment Letter and in Schedule III to Exhibit B to the Commitment will be deemed to be amended by replacing the words "ninety (90) calendar days" contained therein with the words "180 calendar days".

        This Amendment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof. This Amendment Letter shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Amendment Letter (whether based on contract, tort or any other theory).

        From and after the effective date of this Amendment Letter, the Commitment Letter (as amended hereby) shall remain in full force and effect on the terms set forth therein (after giving effect to the amendments contemplated hereby). The parties hereto hereby acknowledge and agree that this Amendment Letter and the contents hereof may be disclosed to the same extent and subject to the same terms and conditions which govern the disclosure of the Commitment Letter as set forth therein.

        The parties hereto hereby acknowledge and agree that this Amendment Letter, that certain Amendment No. 4 of Amended and Restated Fee Letter, dated the date hereof, among the parties hereto (the "Fee Letter Amendment") and the terms and conditions set forth herein and therein shall not become effective as to any party hereto or thereto unless, on or prior to June 30, 2005, Adelphia shall have delivered to us a copy of an order in respect of each Bankruptcy Case (the "2005 Approval Order") that has been entered by the Bankruptcy Court and become effective, in form and substance reasonably satisfactory to us, authorizing (a) Adelphia's execution and delivery of this Amendment Letter and the Fee Letter Amendment and (b) the Credit Parties (other than the JV Entities) to (i) pay, in cash, all fees and expenses set forth in this Amendment Letter and the Fee Letter Amendment and (ii) otherwise incur its obligations under this Amendment Letter and the Fee Letter Amendment, which 2005 Approval Order shall specifically provide that our right to receive all amounts due and owing to us as outlined herein and in the Fee Letter Amendment and reimbursement of all reasonable costs and expenses incurred in connection with the negotiation, execution and delivery of this Amendment Letter and the Fee Letter Amendment, shall be entitled to priority as administrative expense claims under Sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code, whether or not the Senior Secured Credit Facilities and the Bridge Facility are consummated. Notwithstanding anything contained herein or in the Fee Letter Amendment to the contrary, in the event that the 2005 Approval Order has not been entered and become effective on the terms contemplated in the immediately preceding sentence, this Amendment Letter and the Fee Letter Amendment shall automatically, without any further action by any party hereto or thereto, become null and void and the terms and conditions set forth in the Commitment Letter and the other Commitment Documents (excluding this Amendment Letter and the Fee Letter Amendment) shall continue to remain in full force and effect unaltered by the terms and conditions set forth herein and in the Fee Letter Amendment.

[Remainder of page intentionally left blank.]

Very truly yours,
JPMORGAN CHASE BANK, N.A.
By:	/s/ BRUCE BORDEN Name: Bruce Borden Title: Vice President
J.P. MORGAN SECURITIES INC.
By:	/s/ BRUCE BORDEN Name: Bruce Borden Title: Vice President
CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH
By:	/s/ SOVONNA DAY-GOINS Name: Sovonna Day-Goins Title: Director
By:	/s/ THOMAS HALL Name: Thomas Hall Title: Vice President
CITICORP NORTH AMERICA, INC.
By:	/s/ CAESAR W. WYSZOMIRSKI Name: Caesar W. Wyszomirski Title: Vice President
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ CAESAR W. WYSZOMIRSKI Name: Caesar W. Wyszomirski Title: Vice President
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
By:	/s/ DAVID MAYHEW Name: David Mayhew Title: Managing Director
By:	/s/ STEPHEN CAYER Name: Stephen Cayer Title: Director
DEUTSCHE BANK SECURITIES INC.
By:	/s/ WILLIAM S. DETWILER Name: William S. Detwiler Title: Director
By:	/s/ CHARLES J. CAREY Name: Charles J. Carey Title: Managing Director
Accepted and agreed to as of the date first written above by:
ADELPHIA COMMUNICATIONS CORPORATION
By:	/s/ VANESSA A. WITTMAN Name: Vanessa A. Wittman Title: Executive Vice President and Chief Financial Officer

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Adelphia Communications Corporation Senior Secured Credit Facilities Senior Unsecured Bridge Facility Amendment No. 3 of Amended and Restated Commitment Letter